Exhibit 1.1

Execution Version
$30,000,000
Kingstone Companies, Inc.
5.50% Senior Unsecured Notes due 2022
Underwriting Agreement
December 14, 2017
Sandler O'Neill & Partners, L.P.
1251 Avenue of the Americas, 6th Floor,
 New York, New York 10022
Ladies and Gentlemen:
Kingstone Companies, Inc., a Delaware corporation (the "Company"), proposes to issue and sell to Sandler O'Neill & Partners, L.P. (the "Underwriter" or "you"), $30,000,000 principal amount of its 5.50% Senior Unsecured Notes due 2022 (the "Notes" and each a "Note"). The Notes will be issued pursuant to an indenture and a supplemental indenture, each to be dated as of December 19, 2017 (together, the "Indenture"), between the Company and Wilmington Trust, National Association, as trustee (the "Trustee").
1. The Company represents and warrants to, and agrees with, the Underwriter that:
(i) The Company has prepared and filed with the Securities and Exchange Commission (the "Commission") a shelf registration statement on Form S-3 (Registration No. 333-221615), including each preliminary prospectus or prospectus included therein, which registration statement has been declared effective by the Commission under the Securities Act of 1933, as amended (the "Act"), and the Indenture has been duly qualified under the Trust Indenture Act of 1939, as amended, and the rules and regulations of the Commission thereunder (collectively, the "TIA"). Such registration statement covers the registration of the Notes under the Act.  Promptly after execution and delivery of this Agreement, the Company will prepare a final prospectus supplement and file the final prospectus supplement and the Base Prospectus (as hereinafter defined) in accordance with the provisions of Rule 430B ("Rule 430B") of the rules and regulations of the Commission under the Act and paragraph (b) of Rule 424 ("Rule 424(b)") of the rules and regulations under the Act.  Any information included in such final prospectus supplement or the Base Prospectus that was omitted from such registration statement at the time it was declared effective but that is deemed to be part of and included in such registration statement pursuant to Rule 430B is referred to as "Rule 430B Information."  Each prospectus, together with the related prospectus supplement, used in connection with the offering of the Notes that omitted the Rule 430B Information or that was captioned "Subject to Completion" (or a similar caption) is herein called, together with the documents incorporated and deemed to be incorporated by reference therein pursuant to Item 12 of Form S-3 under the Act, a "preliminary prospectus," and all references herein to any "preliminary prospectus" shall be deemed to mean and include, without limitation, the Statutory Prospectus (as hereinafter defined) and each preliminary prospectus included in the registration statement referred to above.  Such registration statement, at any given time, including the amendments thereto at such time, the exhibits and any schedules thereto at such time, the documents incorporated and deemed to be incorporated by reference therein pursuant to Item 12 of Form S-3 under the Act at such time, and the documents and information (including, without limitation, any Rule 430B Information) otherwise deemed to be a part thereof or included therein by the rules and regulations under the Act at such time, is herein called the "Registration Statement."  The prospectus contained in the Company's registration statement declared effective by the Commission on November 28, 2017 (the "Base Prospectus") and the prospectus supplement dated December 14, 2017, relating to the offering of the Notes, in the form first furnished to the Underwriter by the Company for use in connection with the offering of the Notes (whether to meet the requests of purchasers pursuant to Rule 173 under the rules and regulations under the Act or otherwise), including the documents incorporated and deemed to be incorporated by reference therein pursuant to Item 12 of Form S-3 under the Act at such time, are hereinafter called, collectively, the "Prospectus."  For purposes of this Agreement, all references to the Registration Statement, any preliminary prospectus, the Statutory Prospectus, the Prospectus, any Issuer-Represented Free Writing Prospectus (as hereinafter defined) or any amendment or supplement to any of the foregoing shall be deemed to include the copy filed with the Commission pursuant to its Electronic Data Gathering, Analysis and Retrieval system ("EDGAR").
In the event that the Company shall file a registration statement pursuant to Rule 462(b) under the Act (a "Rule 462(b) Registration Statement") in connection with the offering of the Notes, then, from and after the date of such filing, all references herein to the "Registration Statement" shall be deemed to mean and include such Rule 462(b) Registration Statement, mutatis mutandis, unless otherwise expressly stated or the context otherwise requires;
(ii) The Registration Statement was declared effective by the Commission on November 28, 2017, and any Rule 462(b) Registration Statement will become effective upon filing thereof with the Commission.  No stop order suspending the effectiveness of the Registration Statement has been issued under the Act and no proceedings for that purpose have been instituted or are pending or, to the knowledge of the Company, are contemplated by the Commission, and any request on the part of the Commission for additional information with respect to the Registration Statement (or any document incorporated or deemed to be incorporated therein by reference pursuant to the 1934 Act (as hereinafter defined)) has been complied with;
(iii) At the time the Registration Statement was declared effective, at each "new effective date" with respect to the Underwriter pursuant to Rule 430B(f)(2) of the rules and regulations under the Act, and at the Time of Delivery (as hereinafter defined), the Registration Statement and any amendments thereto complied, comply and will comply in all material respects with the requirements of the Act and the rules and regulations thereunder and the TIA, and did not, do not and will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.
At the time the Prospectus or any supplement thereto was issued and at the Time of Delivery, neither the Prospectus nor any supplement thereto included, includes or will include an untrue statement of a material fact or omitted, omits or will omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that this representation and warranty shall not apply to any statements or omissions made in reliance upon and in conformity with information relating to the Underwriter furnished to the Company by the Underwriter and used therein, it being understood that the only such information furnished by the Underwriter consists of the "Underwriter's Information" as defined in Section 9(a) hereof.
Each preliminary prospectus (including, without limitation, the Statutory Prospectus) filed as part of the Registration Statement, or filed pursuant to Rule 424(b) under the Act, complied when so filed (or, in the case of any preliminary prospectus or part thereof that was not filed as part of the Registration Statement or pursuant to Rule 424(b), complied as of its date), and each Prospectus and any supplements thereto filed pursuant to Rule 424(b) under the Act complied when so filed (or, in the case of any Prospectus or supplement thereto that was not filed pursuant to Rule 424(b), complied as of its date), in all material respects with the requirements of the Act and the rules and regulations thereunder and each preliminary prospectus (including, without limitation, the Statutory Prospectus) and the Prospectus and any amendments or supplements thereto delivered to the Underwriter for use in connection with the offering of the Notes (whether to meet requests of purchasers pursuant to Rule 173 under the rules and regulations of the Act or otherwise) was identical to the electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T;
(iv) As of the Applicable Time, neither (i) any Issuer-Represented General Use Free Writing Prospectuses issued at or prior to the Applicable Time, the Final Term Sheet and the Statutory Prospectus, all considered together (collectively, the "General Disclosure Package"), nor (ii) any individual Issuer-Represented Limited-Use Free Writing Prospectus issued at or prior to the Applicable Time, when considered together with the General Disclosure Package, included any untrue statement of a material fact or omitted to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that this representation and warranty shall not apply to any statements or omissions made in reliance upon and in conformity with information relating to the Underwriter furnished to the Company by the Underwriter and used therein, it being understood that the only such information furnished by the Underwriter consists of the "Underwriter's Information" as defined in Section 9(a) hereof. As used in this paragraph and elsewhere in this Agreement:
"Applicable Time" means 2:00 p.m. (Eastern time) on the date of this Agreement.
"Final Term Sheet" means the final term sheet set forth on Schedule I to this Agreement, reflecting the final terms of the Notes.
"Issuer-Represented Free Writing Prospectus" means any "issuer free writing prospectus," as defined in Rule 433 under the Act ("Rule 433"), relating to the Notes (including, without limitation, any such issuer free writing prospectus that (i) is required to be filed with the Commission by the Company, (ii) is a "road show that is a written communication" within the meaning of Rule 433(d)(8)(i), whether or not required to be filed with the Commission or (iii) is exempt from filing pursuant to Rule 433(d)(5)(i) because it contains a description of the Notes or of the offering that does not reflect the final terms), in each case in the form filed or required to be filed with the Commission or, if not required to be filed, in the form retained in the Company's records pursuant to Rule 433(g).
"Issuer-Represented General Use Free Writing Prospectus" means any Issuer-Represented Free Writing Prospectus that is intended for general distribution to prospective investors, as evidenced by its being specified in Schedule II to this Agreement.
"Issuer-Represented Limited-Use Free Writing Prospectus" means any Issuer-Represented Free Writing Prospectus that is not an Issuer-Represented General Use Free Writing Prospectus.
"Statutory Prospectus" means, at any time, the Base Prospectus and the preliminary prospectus supplement dated December 13, 2017, relating to the offering of the Notes, in the form first furnished to the Underwriter by the Company for use in connection with the offering of the Notes, including the documents incorporated and deemed to be incorporated by reference therein pursuant to Item 12 of Form S-3 under the Act at such time;
(v) Each Issuer-Represented Free Writing Prospectus, as of its issue date and at all subsequent times through the completion of the public offer and sale of the Notes or until any earlier date that the Company notified or notifies the Underwriter as described in Section 5(b), did not, does not and will not include any information that conflicted, conflicts or will conflict with the information contained in the Registration Statement; provided, however, that this representation and warranty shall not apply to any statements or omissions made in reliance upon and in conformity with information furnished in writing to the Company by the Underwriter expressly for use therein;
(vi) The Company meets the requirements to incorporate documents by reference in the Registration Statement pursuant to Form S-3 under the Act and the regulations of the Commission under the Act. Any reference to any preliminary prospectus or the Prospectus shall be deemed to refer to and include any documents incorporated by reference therein pursuant to Form S-3 under the Act as of the date of such preliminary prospectus or the Prospectus, as the case may be. The documents incorporated by reference in the Registration Statement, the Prospectus and the General Disclosure Package, when they were filed with the Commission, conformed in all material respects to the requirements of the Securities Exchange Act of 1934, as amended (the "1934 Act"), and none of such documents contained any untrue statement of a material fact or omitted to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; and any further documents so filed and incorporated by reference in the Registration Statement, the Prospectus or the General Disclosure Package, when such documents are filed with the Commission, will conform in all material respects to the requirements of the 1934 Act and will not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading. The documents incorporated by reference in any preliminary prospectus or the Prospectus conformed, and any further documents so incorporated will conform, when filed with the Commission, in all material respects to the requirements of the 1934 Act or the Act, as applicable, and the rules and regulations thereunder. The Company filed the Registration Statement with the Commission before using any free writing prospectus and each free writing prospectus was preceded or accompanied by the most recent preliminary prospectus satisfying the requirements of Section 10 under the Act (subject to the requirements of Rule 433(b) promulgated under the Act);
(vii) The Company has full right, power and authority to execute and deliver this Agreement, the Notes and the Indenture and to perform its obligations hereunder and thereunder;
(viii) This Agreement has been duly authorized, executed and delivered by the Company, and constitutes a valid, legal, and binding obligation of the Company, enforceable in accordance with its terms, except as rights to indemnity hereunder may be limited by federal or state securities laws and except as such enforceability may be limited by bankruptcy, insolvency, reorganization or similar laws affecting the rights of creditors generally, and subject to general principles of equity. The Company has full power and authority to enter into this Agreement, the Notes and the Indenture and to authorize, issue and sell the Notes as contemplated by this Agreement; and all action required to be taken for the due and proper authorization, execution and delivery by it of this Agreement, the Notes and the Indenture and the consummation by it of the transactions contemplated hereby has been duly and validly taken;
(ix) This Agreement conforms in all material respects to the description thereof contained in the Registration Statement, the General Disclosure Package and the Prospectus;
(x) Each approval, consent, order, authorization, designation, declaration or filing by or with any regulatory, administrative or other governmental body necessary in connection with the execution and delivery by the Company of this Agreement and the consummation of the transactions herein contemplated (except such additional steps as may be required by the Commission, the Nasdaq Stock Market LLC ("Nasdaq Stock Market"), the Financial Industry Regulatory Authority ("FINRA") or such additional steps as may be necessary to qualify the Notes for public offering by the Underwriter under state securities or Blue Sky laws) has been obtained or made and is in full force and effect;
(xi) Neither the Company nor any of its subsidiaries has sustained since the date of the latest audited financial statements included in each of the General Disclosure Package and the Prospectus any material loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree, otherwise than as set forth or contemplated in each of the General Disclosure Package and the Prospectus (including in any documents incorporated therein by reference); and, since the respective dates as of which information is given in the Registration Statement, the General Disclosure Package and the Prospectus, except as set forth or contemplated in the each of the General Disclosure Package and the Prospectus (including in any documents incorporated therein by reference), (A) there has not been any change in the capital stock or long-term debt of the Company or any of its subsidiaries or any material adverse change, or any development involving a prospective material adverse change, in or affecting the general affairs, management, prospects, condition (financial or otherwise), shareholders' equity or results of operations of the Company and its subsidiaries taken as a whole (a "Material Adverse Effect"), (B) there have been no transactions entered into by the Company or any of its subsidiaries, other than those in the ordinary course of business, which are material with respect to the Company and its subsidiaries, taken as a whole, and (C) there has been no dividend or distribution of any kind declared, paid or made by the Company on any class of its capital stock;
(xii) Since January 1, 2017, no insurance agent appointed by the Company or any of its subsidiaries has ceased selling insurance policies on behalf of the Company or its subsidiaries or has indicated an interest in decreasing or ceasing the amount of insurance it sells on behalf of the Company or its subsidiaries or otherwise modifying its relationship with the Company or its subsidiaries, other than in the normal and ordinary course of business consistent with past practices;
(xiii) All reinsurance treaties and similar arrangements (including placement slips) to which the Company or any subsidiary is a party are in full force and effect and neither the Company nor any subsidiary is in violation of, or in default in the performance, observance or fulfillment of, any obligation, agreement, covenant or condition contained therein in any material respect; neither the Company nor any subsidiary has received any notice from any of the other parties to such treaties or arrangements that such other party intends not to perform such treaty or arrangement and, to the knowledge of the Company, none of the other parties to such treaties or arrangements will be unable to perform such treaty or arrangement except to the extent adequately and properly reserved for in the audited historical financial statements of the Company included in or incorporated by reference in the Registration Statement or the Prospectus;
(xiv) Except as disclosed in each of the Registration Statement, the General Disclosure Package and the Prospectus (including in any documents incorporated therein by reference), the Company and its subsidiaries have made no material change in their insurance reserving practices since December 31, 2016;
(xv) The reserves reflected on the statutory statements of Kingstone Insurance Company (the "Insurance Subsidiary"), as of the dates specified in such statements, (A) were computed in accordance with presently accepted actuarial standards consistently applied and are fairly stated in accordance with sound actuarial principles; (B) were based on actuarial assumptions that produce reserves at least as great as those called for in any contract provision as to reserve basis and method, and are in accordance in all material respects with all other contract provisions; (C) met the requirements of the applicable insurance laws, rules and regulations of the State of New York, and are at least as great as the minimum aggregate amounts required by applicable law; and (D) included provision for all actuarial reserves and related statement items which should be established;
(xvi) The statutory financial statements of the Insurance Subsidiary are prepared for each relevant period in conformity with statutory accounting principles or practices required or permitted by the National Association of Insurance Commissioners and by the New York Department of Financial Services, and such statutory accounting practices have been applied on a consistent basis throughout the periods involved, except as may otherwise be indicated therein or in the notes thereto, and present fairly in all material respects the statutory financial position of the Insurance Subsidiary as of the dates thereof, and the statutory basis results of operations of the Insurance Subsidiary for the periods covered thereby;
(xvii) The Company and each of its subsidiaries holds, and is operating in compliance in all material respects with, all franchises, grants, authorizations, licenses, including insurance licenses, permits, easements, consents, certificates and orders of any governmental or self-regulatory body (including, without limitation, of the insurance regulatory agencies of the various jurisdictions where it conducts its business) required for the conduct of its business and all such franchises, grants, authorizations, licenses, permits, easements, consents, certifications and orders are valid and in full force and effect; except as disclosed in any of the Registration Statement, the General Disclosure Package or the Prospectus (including in any documents incorporated therein by reference), the Company and each of its subsidiaries is in compliance in all material respects with all applicable federal, state, local and foreign laws, regulations, orders and decrees; except as disclosed in any of the Registration Statement, the General Disclosure Package or the Prospectus (including in any documents incorporated therein by reference), there is no pending or, to the knowledge of the Company, threatened action, suit, proceeding or investigation that would reasonably be expected to result in the revocation, termination or suspension of any franchises, grants, authorizations, licenses, permits, easements, consents, or certificates that would reasonably be expected to, individually or in the aggregate, have a Material Adverse Effect; and no insurance regulatory agency or body has issued, or commenced any proceeding for the issuance of, any order or decree impairing, restricting or prohibiting the payment of dividends by a subsidiary to the Company;
(xviii) The Company and its subsidiaries have good and marketable title in fee simple to all real property and good and marketable title to all personal property owned by them, in each case free and clear of all liens, encumbrances and defects except such as are described in each of the General Disclosure Package and the Prospectus (including in any documents incorporated therein by reference) or such as do not materially affect the value of such property and do not interfere with the use made and proposed to be made of such property by the Company and its subsidiaries; and any real property and buildings held under lease by the Company and its subsidiaries are held by them under valid, subsisting and enforceable leases with such exceptions as are not material and do not interfere with the use made and proposed to be made of such property and buildings by the Company and its subsidiaries; and the Company and its subsidiaries have valid and marketable rights to lease or otherwise use all items of personal property material to the respective businesses of the Company and its subsidiaries, free and clear of all liens, encumbrances, claims and defects;
(xix) The Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of the State of Delaware, with power and authority (corporate and other) to own its properties and conduct its business as described in each of the General Disclosure Package and the Prospectus, and has been duly qualified as a foreign corporation for the transaction of business and is in good standing under the laws of each other jurisdiction in which it owns or leases properties or conducts any business so as to require such qualification, except where the failure to so qualify or be in good standing does not have, and could not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect;
(xx) Each subsidiary of the Company has been duly organized and is validly existing as a corporation in good standing under the laws of the jurisdiction of its organization, with power and authority (corporate and other) to own its properties and conduct its business as described in each of the General Disclosure Package and the Prospectus, and has been duly qualified as a foreign corporation for the transaction of business and is in good standing under the laws of each other jurisdiction in which it owns or leases properties or conducts any business so as to require such qualification, except where the failure to so qualify or be in good standing does not have, and could not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect; all of the issued shares of capital stock of each subsidiary of the Company have been duly authorized and validly issued and are fully paid and nonassessable and are owned, directly or through other subsidiaries of the Company, by the Company, free and clear of any pledge, lien, encumbrance, claim or equity; the Company does not own or control, directly or indirectly, any corporation, association or other entity other than the subsidiaries listed in Exhibit 21 to the Company's Form 10-K filed with the Commission on March 16, 2017;
(xxi) The Company has an authorized capitalization as set forth in each of the General Disclosure Package and the Prospectus under the caption "Capitalization," and all of the outstanding shares of capital stock of the Company have been duly and validly authorized and issued, are fully paid and nonassessable, and have been issued in compliance with federal and state securities laws and conform to the description of the capital stock contained in each of the General Disclosure Package and the Prospectus; and no such shares were issued in violation of the preemptive or similar rights of any security holder of the Company; and no person has any preemptive or similar right to purchase any shares of capital stock or equity securities of the Company. The Company does not and, immediately prior to the delivery of the Notes pursuant to this Agreement, will not, have any debt securities or preferred stock that is rated by any "nationally recognized statistical rating organization" (as that term is defined by the Commission for purposes of Rule 436(g)(2) under the Act);
(xxii) The Notes have been duly authorized by the Company and, when duly executed, authenticated, issued and delivered as provided in the Indenture and paid for in the manner set forth in this Agreement, will constitute valid and legally binding obligations of the Company enforceable against the Company in accordance with their terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization or other similar laws relating to the enforcement of creditors' rights generally, and general equitable principles relating to the availability of remedies, will be entitled to the benefits of the Indenture and will conform to the description thereof contained in each of the Registration Statement, the General Disclosure Package and the Prospectus.
(xxiii) The Indenture has been duly authorized by the Company and is duly qualified under the TIA and, when duly executed and delivered in accordance with its terms by each of the parties thereto, will constitute a valid and legally binding agreement of the Company enforceable against the Company in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization or other similar laws relating to enforcement of creditors' rights generally, and general equitable principles relating to the availability of remedies.
(xxiv) The execution and delivery of this Agreement, the Notes and the Indenture, the issue and sale of the Notes by the Company, the compliance by the Company with all of the provisions of this Agreement, the Notes and the Indenture, and the consummation of the transactions herein and therein contemplated will not conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, any contract, indenture, mortgage, deed of trust, loan agreement, note, lease or other agreement or instrument to which the Company or any of its subsidiaries is a party or by which the Company or any of its subsidiaries is bound or to which any of the property or assets of the Company or any of its subsidiaries is subject (collectively, the "Agreements and Instruments"), nor will any such action (A) result in any violation of the provisions of the articles of incorporation or charter (as applicable) or by-laws of the Company or any of its subsidiaries or any law, statute or any order, rule or regulation of any federal, state, local or foreign court, arbitrator, regulatory authority or governmental agency or body (each, a "Governmental Entity") having jurisdiction over the Company or any of its subsidiaries or any of their properties or (B) constitute a Repayment Event (as defined below) under, or result in the creation or imposition of any lien, charge or other encumbrance upon any assets or operations of the Company or any subsidiary pursuant to, any of the Agreements and Instruments; and no consent, approval, authorization, order, registration or qualification of or with any such Governmental Entity is required for the execution and delivery of this Agreement, the Notes or the Indenture, the issue and sale of the Notes or the consummation by the Company of the transactions contemplated by this Agreement, the Notes and the Indenture, except the registration under the Act and the 1934 Act of the Notes, as may be required under the rules and regulations of FINRA and the Nasdaq Stock Market and such consents, approvals, authorizations, registrations or qualifications as may be required under state securities or Blue Sky laws in connection with the purchase and distribution of the Notes by the Underwriter. As used herein, a "Repayment Event" means any event or condition which gives the holder of any note, debenture or other evidence of indebtedness (or any person acting on such holder's behalf) the right to require the repurchase, redemption or repayment of all or a portion of such indebtedness by the Company or any subsidiary;
(xxv) No consent, approval, order or authorization of, or registration, declaration or filing with, or notice to, any Governmental Entity, including without limitation any approval required by Section 1505(c) of the New York Insurance Law, as amended, and the regulations promulgated thereunder, or any other person or entity is required to be obtained or made by the Company in order for the Company to contribute capital to the Insurance Subsidiary as contemplated by the General Disclosure Package and the Prospectus under the caption "Use of Proceeds", other than any such consent, approval, order or authorization of, or registration, declaration or filing with, or notice to, any Governmental Entity or any other person or entity which has been obtained or made by the Company as of the date hereof and is in full force and effect;
(xxvi) Neither the Company nor any of its subsidiaries is (A) in violation of its articles of incorporation, charter, by-laws or other organizational documents, or (B) in  default in the performance or observance of any obligation, agreement, covenant or condition contained in any of the Agreements and Instruments, except with respect to subsection (B) for such default that would not be reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect;
(xxvii) The statements set forth in each of the General Disclosure Package and the Prospectus under the caption "Description of the Notes," insofar as they purport to constitute a summary of the terms of the Notes, and under the caption "Underwriting", insofar as they purport to describe the provisions of the laws and documents referred to therein, are accurate and complete in all material respects;
(xxviii) The financial statements included or incorporated by reference in each of the Registration Statement, the General Disclosure Package and the Prospectus, together with the supporting schedules, if any, and notes, present fairly in all material respects the consolidated financial condition of the Company and its subsidiaries at the dates indicated and the consolidated results of operations and cash flows of the Company and its subsidiaries for the periods specified. Such financial statements and supporting schedules, if any, have been prepared in conformity with generally accepted accounting principles in the United States ("GAAP") applied on a consistent basis throughout the periods involved. The selected financial data and the summary financial information included or incorporated by reference in each of the Registration Statement, the General Disclosure Package and the Prospectus present fairly in all material respects the information shown therein and have been compiled on a basis consistent with that of the audited financial statements included in the Registration Statement, the General Disclosure Package and the Prospectus. No pro forma financial statements are required to be included in the Registration Statement, the General Disclosure Package or the Prospectus under the Act, the rules and regulations thereunder or GAAP. All disclosures contained in the Registration Statement, the General Disclosure Package or the Prospectus, or incorporated by reference therein, regarding "non-GAAP financial measures" (as such term is defined by the rules and regulations of the Commission) comply with Regulation G of the 1934 Act and Item 10 of Regulation S-K of the Act, to the extent applicable;
(xxix)  The Company and its subsidiaries maintain systems of "internal control over financial reporting" (as defined in Rule 13a-15(f) of the 1934 Act) that comply with the requirements of the 1934 Act and have been designed by, or under the supervision of, their respective principal executive and principal financial officers, or persons performing similar functions, to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with generally accepted accounting principles, including, but not limited to, a system of accounting controls sufficient to provide reasonable assurances that (A) transactions are executed in accordance with the management's general or specific authorization, (B) transactions are recorded as necessary to permit preparation of financial statements in conformity with GAAP and to maintain asset accountability, (C) access to assets is permitted only in accordance with the management's general or specific authorization and (D) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences; except as disclosed in the Registration Statement, the General Disclosure Package and the Prospectus (including any documents incorporated therein by reference), there are no material weaknesses in the Company's internal controls; the Company's auditors and the Audit Committee of the Board of Directors of the Company have been advised of: (i) all significant deficiencies and material weaknesses in the design or operation of internal controls over financial reporting which have adversely affected or are reasonably likely to adversely affect the Company's ability to record, process, summarize and report financial information; and (ii) any fraud, whether or not material, that involves management or other employees who have a significant role in the Company's internal controls over financial reporting;
(xxx) The Company has established and maintains an effective system of "disclosure controls and procedures" (as such term is defined in Rule 13a-15(e) and 15d-15(e) under the 1934 Act). Such disclosure controls and procedures (A) are designed to ensure that material information relating to the Company, including its consolidated subsidiaries, is made known to the Company's President and Chief Executive Officer and its Chief Financial Officer and Treasurer by others within those entities to allow timely decisions regarding disclosures, (B) have been evaluated for effectiveness as of the end of the most recent fiscal quarter and (C) are effective to perform the functions for which they were established. The Company's independent registered public accounting firm and the Audit Committee of the Board of Directors of the Company have been advised of (1) any significant deficiencies or material weaknesses in the design or operation of internal control over financial reporting which are reasonably likely to adversely affect the Company's ability to record, process, summarize, and report financial data and (2) any fraud, whether or not material, that involves management or other employees who have a role in the Company's internal control over financial reporting. Since the date of the most recent evaluation of such disclosure controls and procedures, there have been no changes in internal control over financial reporting that have materially affected, or are reasonably likely to materially affect, the Company's internal control over financial reporting;
(xxxi) Except as described in the Registration Statement, the General Disclosure Package and the Prospectus (including in any documents incorporated therein by reference), neither the Company nor any of its subsidiaries is subject or is party to, or has received any notice or advice that any of them may become subject or party to any investigation with respect to, any corrective, suspension or cease-and-desist order, agreement, consent agreement, memorandum of understanding or other regulatory enforcement action, proceeding or order with or by, or is a party to any commitment letter or similar undertaking to, or is subject to any directive by, or has been a recipient of any supervisory letter from, or has adopted any board resolutions at the request of, any Regulatory Agency (as defined below) that currently relates to or restricts in any material respect the conduct of their business or that in any manner relates to their capital adequacy, credit policies or management (each, a "Regulatory Agreement"), nor has the Company or any of its subsidiaries been advised by any Regulatory Agency that it is considering issuing or requesting any such Regulatory Agreement. Except as described in the Registration Statement, the General Disclosure Package and the Prospectus (including in any documents incorporated therein by reference), the Company and its subsidiaries are each in substantial compliance with all Regulatory Agreements, and there is no unresolved violation, criticism or exception by any Regulatory Agency with respect to any report or statement relating to any examinations of the Company or any of its subsidiaries which, in the reasonable judgment of the Company, is expected to result in a Material Adverse Effect. As used herein, the term "Regulatory Agency" means any Governmental Entity having supervisory or regulatory authority with respect to the Company or any of its subsidiaries;
(xxxii) Except as disclosed in each of the General Disclosure Package and the Prospectus (including in any documents incorporated therein by reference), the Company and its subsidiaries are conducting their respective businesses in compliance with all statutes, laws, rules, regulations, judgments, decisions, directives, orders and decrees of any Governmental Entity applicable to them, except where the failure to so comply would not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect;
(xxxiii) Other than as set forth in each of the General Disclosure Package and the Prospectus (including in any documents incorporated therein by reference), there are no legal or governmental actions, suits, investigations or proceedings before or by any Governmental Entity, now pending or, to the Company's knowledge, threatened or contemplated by Governmental Entities or threatened by others, to which the Company or any of its subsidiaries is a party or of which any property or asset of the Company or any of its subsidiaries is the subject (A) that are required to be disclosed in the Registration Statement by the Act or by the rules and regulations of the Commission thereunder and not disclosed therein or (B) which, if determined adversely to the Company or any of its subsidiaries, would, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect; and there are no contracts or documents of the Company or any of its subsidiaries that are required to be described in the Registration Statement or to be filed as exhibits thereto by the Act or by the rules and regulations of the Commission thereunder which have not been so described and filed;
(xxxiv) Each of the Company and its subsidiaries possess such permits, licenses, approvals, consents and other authorizations (collectively, "Governmental Licenses") issued by the appropriate federal, state, local or foreign regulatory agencies or bodies necessary to conduct the business now operated by the Company or its subsidiaries; the Company and its subsidiaries are in compliance with the terms and conditions of all such Governmental Licenses, except where the failure so to comply would not, singly or in the aggregate, reasonably be expected to have a Material Adverse Effect; all of the Governmental Licenses are valid and in full force and effect, except where the invalidity of such Governmental Licenses or the failure of such Governmental Licenses to be in full force and effect would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect; and neither the Company nor any of its subsidiaries has received any notice of proceedings relating to the revocation or modification of any such Governmental Licenses which, singly or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would reasonably be expected to result in a Material Adverse Effect;
(xxxv) The Company and its subsidiaries (a) are, and since July 1, 2012 were, in compliance with any and all applicable federal, state, local and foreign laws, rules, regulations, requirements, decisions, judgments, decrees, orders and the common law relating to pollution or the protection of the environment, natural resources or human health or safety, including those relating to the generation, storage, treatment, use, handling, transportation, Release (as defined below) or threat of Release of Hazardous Materials (as defined below) (collectively, "Environmental Laws"), (b) have received and are in compliance with all permits, licenses, certificates or other authorizations or approvals required of them under applicable Environmental Laws to conduct their respective businesses, (c) have not received notice of any actual or potential liability under or relating to, or actual or potential violation of, any Environmental Laws, including for the investigation or remediation of any Release or threat of Release of Hazardous Materials, and have no knowledge of any event or condition that would reasonably be expected to result in any such notice, (d) are not conducting or paying for, in whole or in part, any investigation, remediation or other corrective action pursuant to any Environmental Law at any location, and (e) are not a party to any order, decree or agreement that imposes any obligation or liability under any Environmental Law, and there are no costs or liabilities associated with Environmental Laws of or relating to the Company or its subsidiaries, except for any such matter, as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect; and except as described in the Registration Statement, the General Disclosure Package and the Prospectus (including in any documents incorporated therein by reference), (a) there are no proceedings that are pending, or that are known to be contemplated, against the Company or any of its subsidiaries under any Environmental Laws in which a Governmental Entity is also a party, other than such proceedings regarding which it is reasonably believed no monetary sanctions of $100,000 or more will be imposed, (b) the Company and its subsidiaries are not aware of any facts or issues regarding compliance with Environmental Laws, or liabilities or other obligations under Environmental Laws, including the Release or threat of Release of Hazardous Materials, that could reasonably be expected to have a material effect on the capital expenditures, earnings or competitive position of the Company and its subsidiaries and (c) none of the Company and its subsidiaries anticipates material capital expenditures relating to any Environmental Laws;
(xxxvi) There has been no storage, generation, transportation, use, handling, treatment, Release or threat of Release of Hazardous Materials by, relating to or caused by the Company or any of its subsidiaries (or, to the knowledge of the Company and its subsidiaries, any other entity (including any predecessor) for whose acts or omissions the Company or any of its subsidiaries is or could reasonably be expected to be liable) at, on, under or from any property or facility now or previously owned, operated or leased by the Company or any of its subsidiaries, or at, on, under or from any other property or facility, in violation of any Environmental Laws or in a manner or amount or to a location that could reasonably be expected to result in any liability under any Environmental Law, except for any violation or liability which would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. "Hazardous Materials" means any material, chemical, substance, waste, pollutant, contaminant, compound, mixture, or constituent thereof, in any form or amount, including petroleum (including crude oil or any fraction thereof) and petroleum products, natural gas liquids, asbestos and asbestos containing materials, naturally occurring radioactive materials, brine, and drilling mud, regulated or which can give rise to liability under any Environmental Law. "Release" means any spilling, leaking, seepage, pumping, pouring, emitting, emptying, discharging, injecting, escaping, leaching, dumping, disposing, depositing, dispersing, or migrating in, into or through the environment, or in, into, from or through any building or structure;
(xxxvii) The statistical and market related data contained in each of the General Disclosure Package, the Prospectus and the Registration Statement are based on or derived from sources which the Company reasonably believes are reliable and accurate;
(xxxviii) Neither the Company nor any affiliate of the Company nor any person acting on their behalf has taken, nor will the Company or any affiliate or any person acting on their behalf take, directly or indirectly, any action which is designed to or which has constituted or which would be expected to cause or result in stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Notes;
(xxxix) The Company is not and, after giving effect to the offering and sale of the Notes, and after receipt of payment for the Notes and the application of such proceeds as described in each of the General Disclosure Package and the Prospectus, will not be an "investment company" or an entity "controlled" by an "investment company", as such terms are defined in the Investment Company Act of 1940, as amended, and the rules and regulations of the Commission thereunder (collectively, the "Investment Company Act");
(xl) Neither the Company nor any of its affiliates does business with the government of Cuba or with any person or affiliate located in Cuba within the meaning of Section 517.075, Florida Statutes;
(xli) Marcum LLP, who has certified the financial statements and supporting schedules of the Company and its subsidiaries, included in the Registration Statement, the General Disclosure Package and the Prospectus, is an independent registered public accounting firm as required by the Act and the 1934 Act, the rules and regulations of the Commission and the Public Company Accounting Oversight Board thereunder, and such accountants are not in violation of the auditor independence requirements of the Sarbanes-Oxley Act of 2002 with respect to the Company;
(xlii) No labor problem or dispute with the employees of the Company or any of its subsidiaries exists or, to the Company's knowledge, is threatened or imminent, and the Company is not aware of any existing or imminent labor disturbance by the employees of any of its or its subsidiaries' principal suppliers, contractors or customers, that could have a Material Adverse Effect, whether or not arising from transactions in the ordinary course of business, except as set forth in each of the General Disclosure Package and the Prospectus;
(xliii) The Company and each of its subsidiaries are insured by insurers of recognized financial responsibility against such losses and risks and in such amounts as are prudent and customary in the business in which they are engaged; all policies of insurance insuring the Company or any of its subsidiaries are in full force and effect; the Company and its subsidiaries are in compliance with the terms of such policies and instruments in all material respects; and there are no claims by the Company or any of its subsidiaries under any such policy or instrument as to which any insurance company is denying liability or defending under a reservation of rights clause; neither the Company nor any such subsidiary has been refused any insurance coverage sought or applied for; neither the Company nor any of its subsidiaries has received notice from any insurer or agent of such insurer that capital improvements or other expenditures are required or necessary to be made to continue such insurance; and neither the Company nor any such subsidiary has any reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business at a cost that would not have a Material Adverse Effect, except as set forth or contemplated in each of the General Disclosure Package and the Prospectus;
(xliv) The Company has filed all foreign, federal, state and local tax returns that are required to be filed or is eligible for, and has requested, extensions thereof, except as set forth or contemplated in each of the General Disclosure Package and the Prospectus (including in any documents incorporated therein by reference) and has paid all taxes required to be paid by it and any other assessment, fine or penalty levied against it, to the extent that any of the foregoing is due and payable, except for any such assessment, fine or penalty that is currently being contested in good faith, except as set forth or contemplated in each of the General Disclosure Package and the Prospectus (including in any documents incorporated therein by reference);
(xlv) No subsidiary of the Company is currently prohibited, directly or indirectly, from paying any dividends to the Company, from making any other distribution on such subsidiary's capital stock, from repaying to the Company any loans or advances to such subsidiary from the Company or from transferring any of such subsidiary's property or assets to the Company or any other subsidiary of the Company, except as set forth or contemplated in each of the General Disclosure Package and the Prospectus (including in any documents incorporated therein by reference);
(xlvi) Each "employee benefit plan" (as defined under the Employee Retirement Income Security Act of 1974, as amended, and the regulations and published interpretations thereunder (collectively, "ERISA")) established or maintained by the Company, any of its subsidiaries or their "ERISA Affiliates" (as defined below) has been maintained in all material respects in compliance with its terms and the requirements of any applicable statutes, orders, rules and regulations, including with ERISA and the Code (defined below); "ERISA Affiliate" means, with respect to the Company or any subsidiary, any member of any group of organizations described in Section 414(b), (c), (m) or (o) of the Internal Revenue Code of 1986, as amended, and the regulations and published interpretations thereunder (the "Code") of which the Company or such subsidiary is a member; no prohibited transaction, within the meaning of Section 406 of ERISA or Section 4975 of the Code, has occurred with respect to any "employee benefit plan" excluding transactions effected pursuant to a statutory or administrative exemption that could reasonably be expected to result in a material liability to the Company or its subsidiaries; no "reportable event" (as defined under ERISA) has occurred or is reasonably expected to occur with respect to any "employee benefit plan" established or maintained by the Company, any of its subsidiaries or any of their ERISA Affiliates; no "employee benefit plan" established or maintained by the Company, any of its subsidiaries or any of their ERISA Affiliates, if such "employee benefit plan" were terminated, would have any "amount of unfunded benefit liabilities" (as defined under ERISA); none of the Company, its subsidiaries nor any of their ERISA Affiliates has incurred or reasonably expects to incur any liability under (A) Title IV of ERISA with respect to termination of, or withdrawal from, any "employee benefit plan" or (B) Sections 412, 4971, 4975 or 4980B of the Code; each "employee benefit plan" established or maintained by the Company, any of its subsidiaries or any of their ERISA Affiliates that is intended to be qualified under Section 401(a) of the Code is so qualified and nothing has occurred, whether by action or failure to act, which would cause the loss of such qualification; there is no pending audit or investigation by the Internal Revenue Service, the Department of Labor, the Pension Benefit Guaranty Corporation or any other governmental agency or any foreign regulatory agency with respect to any "employee benefit plan" that could reasonably be expected to result in material liability to the Company or its subsidiaries; none of the following events has occurred or is reasonably likely to occur: (x) a material increase in the aggregate amount of contributions required to be made to all "employee benefit plans" by the Company or its subsidiaries in the current fiscal year of the Company and its subsidiaries compared to the amount of such contributions made in the Company and its subsidiaries' most recently completed fiscal year; or (y) a material increase in the Company and its subsidiaries' "accumulated post-retirement benefit obligations" (within the meaning of Statement of Financial Accounting Standards 106) compared to the amount of such obligations in the Company and its subsidiaries' most recently completed fiscal year;
(xlvii) The Company and its subsidiaries own, or have valid, binding enforceable and sufficient licenses or other rights to use, the patents and patent applications, copyrights, trademarks, service marks, trade names, technology, know-how (including trade secrets and other unpatented and/or unpatentable proprietary rights) and other intellectual property necessary or used in any material respect to conduct their business in the manner in which it is being conducted and in the manner in which it is contemplated as set forth in each of the General Disclosure Package and the Prospectus or otherwise necessary or used in connection with the commercialization of the existing products of the Company and its subsidiaries and the products described in each of the General Disclosure Package and the Prospectus as being under development (collectively, the "Company Intellectual Property"); except as would not reasonably be expected to have a Material Adverse Effect, the Company Intellectual Property is valid, subsisting and enforceable, and none of the patents owned or licensed by the Company or any of its subsidiaries is unenforceable or invalid, and none of the patent applications owned or licensed by the Company or any of its subsidiaries would be unenforceable or invalid if issued as patents; the Company and its subsidiaries, and to the Company's knowledge, their licensors, have complied with the duty of candor and disclosure of the Patent and Trademark Office and any similar foreign intellectual property office (collectively, the "Patent Offices"); neither the Company nor its subsidiaries have infringed or otherwise violated any intellectual property rights of any third person or have breached any contract in connection with which any Company Intellectual Property is provided to the Company and its subsidiaries; neither the Company nor any of its subsidiaries is obligated to pay a royalty, grant a license, or provide other consideration to any third party in connection with the Company Intellectual Property other than as disclosed in each of the General Disclosure Package and the Prospectus; no person has asserted or threatened to assert any claim against, or notified, the Company (or any of its subsidiaries) that (A) the Company or any of its subsidiaries has infringed or otherwise violated any intellectual property rights of any third person, (B) the Company or any of its subsidiaries is in breach or default of any contract under which any Company Intellectual Property is provided, (C) such person will terminate a contract described in subsection (B) or adversely alter the scope of the rights provided thereunder or (D) otherwise concerns the ownership, enforceability, validity, scope, registerability, interference, use or the right to use, any Company Intellectual Property (other than a Patent Office review of pending applications in the ordinary course); to the knowledge of the Company no third party is infringing or otherwise violating any of the Company Intellectual Property owned by the Company or any of its subsidiaries, except as would not reasonably be expected to have a Material Adverse Effect;
(xlviii) Neither the Company nor any of its subsidiaries nor, to the knowledge of the Company, any director, officer, agent, employee or other person associated with or acting on behalf of the Company or any of its subsidiaries has (A) used any corporate funds for any unlawful contribution, gift, entertainment or other unlawful expenses relating to political activity; (B) made any direct or indirect unlawful payment to any foreign or domestic government official or employee; (C) violated or is in violation of any provision of the Foreign Corrupt Practices Act of 1977; or (D) made any bribe, rebate, payoff, influence payment, kickback or other unlawful payment;
(xlix) To the knowledge of the Company, no director, officer, agent, employee or other person associated with or acting on behalf of the Company or any of its subsidiaries made any payment of funds to the Company or any of its subsidiaries or received or retained funds in violation of any law, rule or regulation, which payment, receipt or retention of funds is of a character required to be disclosed in each of the General Disclosure Package and the Prospectus, that is not described in each of the General Disclosure Package and the Prospectus as required;
(l) The operations of the Company and its subsidiaries are and have been conducted at all times in compliance with applicable financial recordkeeping and reporting requirements of the Currency and Foreign Transactions Reporting Act of 1970, as amended, the money laundering statutes of all jurisdictions, the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any governmental agency (collectively, the "Money Laundering Laws") and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company or any of its subsidiaries with respect to the Money Laundering Laws is pending or, to the best knowledge of the Company, threatened;
(li) No relationship, direct or indirect, exists between or among the Company or any of its subsidiaries, on the one hand, and the directors, officers, shareholders, customers or suppliers of the Company or any of its subsidiaries, on the other, that is required by the Act to be described in each of the General Disclosure Package and the Prospectus and that is not so described therein or in any documents incorporated therein by reference;
(lii) Except as described in each of the General Disclosure Package and the Prospectus (including any documents incorporated therein by reference), there are no off-balance sheet transactions, arrangements, obligations (including contingent obligations), or any other relationships with unconsolidated entities or other persons, that may have a material current or future effect on the Company's financial condition, changes in financial condition, results of operations, liquidity, capital expenditures, capital resources, or significant components of revenues or expenses;
(liii) The Company and, to the knowledge of the Company, each of the Company's directors and officers, in their capacities as such, is in compliance in all material respects with the provisions of the Sarbanes-Oxley Act of 2002 and the rules and regulations of the Commission thereunder applicable to it and will comply with those provisions of the Sarbanes-Oxley Act that will become effective in the future upon their effectiveness; and the Company is in compliance in all material respects with the applicable rules and regulations of the Nasdaq Stock Market;
(liv) Neither the Company nor any of its subsidiaries is a party to any contract, agreement or understanding with any person (other than this Agreement) that would give rise to a valid claim against the Company or any of its subsidiaries or the Underwriter for a brokerage commission, finder's fee or like payment in connection with the offering and sale of the Notes;
(lv) The information contained in the Registration Statement and the Prospectus regarding the Company's expectations, plans and intentions, and any other information that constitutes "forward-looking" information within the meaning of the Act and the 1934 Act were made by the Company on a reasonable basis and reflect the Company's good faith belief or estimate of the matters described therein;
(lvi) Any certificate signed by any officer of the Company and delivered to the Underwriter or counsel for the Underwriter in connection with the offering of the Notes contemplated hereby shall be deemed a representation and warranty by the Company to the Underwriter and shall be deemed to be a part of this Section 1 and incorporated herein by this reference;
(lvii) There are no outstanding loans, advances (except normal advances for business expenses in the ordinary course of business) or guarantees of indebtedness by the Company to or for the benefit of any of the officers or directors of the Company or any of their respective family members, except as disclosed in the Prospectus and the General Disclosure Package; the Company has not directly or indirectly extended or maintained credit, arranged for the extension of credit, or renewed an extension of credit, in the form of a personal loan to or for any director or executive officer of the Company;
(lviii) The section entitled "Management's Discussion and Analysis of Financial Condition and Results of Operation – Critical Accounting Policies and Estimates" in the Registration Statement, the Prospectus and the General Disclosure Package (including any documents incorporated therein by reference) accurately and fully describes accounting policies which the Company believes are the most important in the portrayal of the financial condition and results of operations of the Company and its consolidated subsidiaries and which require management's most difficult, subjective or complex judgments;
(lix) Neither the Company nor any of its affiliates has, prior to the date hereof, made any offer or sale of any securities which could be "integrated" for purposes of the Act or the rules and regulations promulgated thereunder with the offer and sale of the Notes pursuant to the Registration Statement; and except as disclosed in the Prospectus and the General Disclosure Package, neither the Company nor any of its affiliates has sold or issued any security during the six-month period preceding the date of the Prospectus, including but not limited to any sales pursuant to Rule 144A or Regulations D or S under the Act, other than shares of common stock of the Company issued pursuant to employee benefit plans, qualified stock option plans or the employee compensation plans or pursuant to outstanding options, rights or warrants as described in the Prospectus and the General Disclosure Package;
(lx) None of the Company, any of its subsidiaries or, to the knowledge of the Company, any director, officer, agent, employee or affiliate of the Company or any of its subsidiaries is currently subject to any sanctions administered by the Office of Foreign Assets Control of the Department of the Treasury ("OFAC"); and the Company will not, directly or indirectly, use the proceeds of the offering of the Notes hereunder, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other person or entity, for the purpose of financing the activities of any person currently subject to any sanctions administered by OFAC;
(lxi) At the time of filing the Registration Statement and any post-effective amendment thereto, at the earliest time thereafter that the Company or any offering participant made a bona fide offer (within the meaning of Rule 164(h)(2) under the Act) of the Notes and at the date hereof, the Company was not and is not an "ineligible issuer" as defined in Rule 405 under the Act;
(lxii) As of the time of filing of the Registration Statement and any post-effective amendment thereto and any Time of Delivery, the Company qualified for the scaled disclosure available to a "smaller reporting company," as defined in Rule 12b-2 of the 1934 Act;
(lxiii) With respect to the stock options (the "Stock Options") granted pursuant to the stock-based compensation plans of the Company and its subsidiaries (the "Company Stock Plans"), (i) each Stock Option intended to qualify as an "incentive stock option" under Section 422 of the Code so qualifies, (ii) each grant of a Stock Option was duly authorized no later than the date on which the grant of such Stock Option was by its terms to be effective (the "Grant Date") by all necessary corporate action, including, as applicable, approval by the Board of Directors of the Company (or a duly constituted and authorized committee thereof) and any required shareholder approval by the necessary number of votes or written consents, and the award agreement governing such grant (if any) was duly executed and delivered by each party thereto, (iii) each such grant was made in accordance with the terms of the Company Stock Plans, the 1934 Act and all other applicable laws and regulatory rules or requirements, including the rules of the Nasdaq Stock Market and any other exchange on which Company securities are traded, and (iv) each such grant was properly accounted for in accordance with GAAP in the financial statements (including the related notes) of the Company and, if required, disclosed in the Company's filings with the Commission in accordance with the 1934 Act and all other applicable laws. The Company has not knowingly granted, and there is no and has been no policy or practice of the Company of granting, Stock Options prior to, or otherwise coordinating the grant of Stock Options with, the release or other public announcement of material information regarding the Company or its subsidiaries or their results of operations or prospects; and
(lxiv) The Trustee will, at the Time of Delivery, be the duly appointed trustee with respect to the Notes.
2. Subject to the terms and conditions herein set forth, the Company agrees to issue and sell to the Underwriter, and the Underwriter agrees to purchase from the Company, $30,000,000 principal amount of the Notes at a purchase price equal to 97.956% of the principal amount thereof plus accrued interest, if any, from December 14, 2017 to the Time of Delivery.
3. The Underwriter proposes to offer the Notes for sale upon the terms and conditions set forth in the Prospectus.
4. (a) Payment for the Notes shall be made by wire transfer of immediately available funds to the account(s) specified by the Company to the Underwriter against delivery to the nominee of The Depository Trust Company ("DTC"), for the account of the Underwriter, of one or more global notes representing the Notes (collectively, the "Global Notes"), with any transfer or other taxes payable in connection with the sale of the Notes duly paid by the Company. The Company will cause the Global Notes to be made available for checking at least twenty-four hours prior to the Time of Delivery with respect thereto. The time and date of such delivery and payment shall be 9:30 a.m., Eastern Time, on December 19, 2017 or such other time and date as the Underwriter and the Company may agree upon in writing. Such time and date for delivery of the Notes is herein called the "Time of Delivery."
(b) The documents to be delivered at the Time of Delivery by or on behalf of the parties hereto pursuant to Section 8 hereof, including the cross receipt for the Notes and any additional documents requested by the Underwriter pursuant hereto, will be delivered at the offices of Mayer Brown LLP (the "Closing Location"). A meeting will be held at the Closing Location at 3:00 p.m., Eastern Time, on the Business Day next preceding such Time of Delivery, at which meeting the final drafts of the documents to be delivered pursuant to the preceding sentence will be available for review by the parties hereto. For the purposes of this Agreement, "Business Day" shall mean each Monday, Tuesday, Wednesday, Thursday and Friday which is not a day on which banking institutions in New York are generally authorized or obligated by law or executive order to close.
5. The Company agrees with the Underwriter:
(a) To prepare the Prospectus in a form approved by you and to file the Prospectus pursuant to Rule 424(b) under the Act not later than the Commission's close of business on the second Business Day following the execution and delivery of this Agreement, or, if applicable, such earlier time as may be required by Rule 430A(a)(3) under the Act; to make no further amendment or any supplement to the Registration Statement or the Prospectus which shall be disapproved by you promptly after reasonable notice thereof; to advise you, promptly after it receives notice thereof, of the time when any amendment to the Registration Statement has been filed or becomes effective or any supplement to the Prospectus or any amended Prospectus has been filed and to furnish you with copies thereof; to advise you, promptly after it receives notice thereof, of the issuance by the Commission of any stop order or of any order preventing or suspending the use of any preliminary prospectus, Issuer-Represented Free Writing Prospectus or Prospectus, of the suspension of the qualification of the Notes for offering or sale in any jurisdiction, of the initiation or threatening of any proceeding for any such purpose, or of any request by the Commission for the amending or supplementing of the Registration Statement, any preliminary prospectus, any Issuer-Represented Free Writing Prospectus or Prospectus or for additional information; and, in the event of the issuance of any stop order or of any order preventing or suspending the use of any preliminary prospectus, Issuer-Represented Free Writing Prospectus or Prospectus or suspending any such qualification, promptly to use its best efforts to obtain the withdrawal of such order;
(b) If at any time following issuance of an Issuer-Represented Free Writing Prospectus there occurred or occurs an event or development as a result of which such Issuer-Represented Free Writing Prospectus conflicted or would conflict with the information contained in the Registration Statement or included or would include an untrue statement of a material fact or omitted or would omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances prevailing at that subsequent time, not misleading, the Company has notified or will notify promptly the Underwriter so that any use of such Issuer-Represented Free Writing Prospectus may cease until it is amended or supplemented and the Company has promptly amended or will promptly amend or supplement such Issuer-Represented Free Writing Prospectus to eliminate or correct such conflict, untrue statement or omission; provided, however, that this covenant shall not apply to any statements or omissions made in reliance upon and in conformity with information furnished in writing to the Company by the  Underwriter expressly for use therein;
(c) The Company represents and agrees that, unless it obtains the prior written consent of the Underwriter, and the Underwriter represents and agrees that, unless it obtains the prior written consent of the Company, it has not made and will not make any offer relating to the Notes that would constitute an "issuer free writing prospectus," as defined in Rule 433 under the Act, or that would otherwise constitute a "free writing prospectus," as defined in Rule 405 under the Act, required to be filed with the Commission or retained by the Company under Rule 433. Any such free writing prospectus consented to by the Company and the Underwriter is hereinafter referred to as a "Permitted Free Writing Prospectus." The Company represents that it has treated or agrees that it will treat each Permitted Free Writing Prospectus as an "issuer free writing prospectus," as defined in Rule 433, and has complied and will comply with the requirements of Rule 433 applicable to any Permitted Free Writing Prospectus, including timely filing with the Commission where required, legending and record keeping.
(d) Promptly from time to time to take such action as you may reasonably request to qualify the Notes for offering and sale under the securities laws of such jurisdictions as you may request and to comply with such laws so as to permit the continuance of sales and dealings therein in such jurisdictions for as long as may be necessary to complete the distribution of the Notes, provided that in connection therewith the Company shall not be required to qualify as a foreign corporation or to file a general consent to service of process in any jurisdiction;
(e) Prior to 10:00 a.m., Eastern Time, on the Business Day next succeeding the date of this Agreement and from time to time, to furnish you, without charge, copies of the Prospectus in New York City in such quantities as you may from time to time reasonably request, and, if the delivery of a prospectus is required at any time prior to the expiration of the period when a prospectus relating to the Notes is (or, but for the exception afforded by Rule 172, would be) required to be delivered under the Act and if at such time any event shall have occurred as a result of which the Prospectus as then amended or supplemented would include an untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made when such Prospectus is delivered, not misleading, or, if for any other reason it shall be necessary during such period to amend or supplement the Prospectus in order to comply with the Act, to notify you and upon your request to prepare and furnish without charge to you and to any dealer in securities as many copies as you may from time to time reasonably request of an amended Prospectus or a supplement to the Prospectus which will correct such statement or omission or effect such compliance, and in case you are required to deliver a prospectus in connection with sales of any of the Notes at any time nine months or more after the time of issue of the Prospectus, upon your request but at your expense, to prepare and deliver to you as many copies as you may request of an amended or supplemented Prospectus complying with Section 10(a)(3) of the Act;
(f) To make generally available to its securityholders as soon as practicable, but in any event not later than eighteen months after the effective date of the Registration Statement (as defined in Rule 158(c) under the Act), an earnings statement of the Company and its subsidiaries (which need not be audited) complying with Section 11(a) of the Act and the rules and regulations thereunder (including, at the option of the Company, Rule 158);
(g) During the period beginning from the date hereof and continuing to and including the Business Day following the Time of Delivery, the Company will not, and will not permit any subsidiary to, without the prior written consent of the Underwriter, offer, sell, contract to sell or otherwise dispose of any debt securities or nonconvertible preferred stock issued or guaranteed by the Company or any of its subsidiaries;
(h) To file with the Commission, within the time limits required under the Act and the rules and regulations thereunder (or that would be required, in the event the Company is not required to make such filings), after the end of each fiscal year, an annual report (including a balance sheet and statements of income, shareholders' equity and cash flows of the Company and its consolidated subsidiaries certified by an independent registered public accounting firm) and, as soon as practicable after the end of each of the first three quarters of each fiscal year (beginning with the fiscal quarter ending after the effective date of the Registration Statement), to make available to its shareholders consolidated summary financial information of the Company and its subsidiaries for such quarter in reasonable detail;
(i) During a period of five years from the effective date of the Registration Statement, to furnish to you copies of all reports or other communications (financial or other) furnished to shareholders, and to deliver to you (i) at your request, as soon as they are available, copies of any reports and financial statements furnished to or filed with the Commission, or any national securities exchange on which any class of securities of the Company is listed; and (ii) such additional information concerning the business and financial condition of the Company as you may from time to time reasonably request (such financial statements to be on a consolidated basis to the extent the accounts of the Company and its subsidiaries are consolidated in reports furnished to its shareholders generally or to the Commission);
(j) To use the net proceeds received by it from the sale of the Notes pursuant to this Agreement in the manner specified in each of the General Disclosure Package and the Prospectus under the caption "Use of Proceeds";
(k) If the Company elects to rely on Rule 462(b), the Company shall file a Rule 462(b) Registration Statement with the Commission in compliance with Rule 462(b) by 10:00 p.m., Washington, D.C. time, on the date of this Agreement, and the Company shall at the time of filing either pay to the Commission the filing fee for the Rule 462(b) Registration Statement or give irrevocable instructions for the payment of such fee pursuant to Rule 111 under the Act;
(l) To comply with the letter of representation of the Company, and any riders thereto, to DTC relating to the approval of the Notes by DTC for "book-entry" transfer;
(m) To file with the Commission such information on Form 10-K or Form 10-Q as may be required by Rule 463 under the Act; and
(n) To comply, and to use its best efforts to cause the Company's directors and officers, in their capacities as such, to comply, in all material respects, with all effective applicable provisions of the Sarbanes-Oxley Act of 2002 and the rules and regulations thereunder.
6. The Company covenants and agrees with the Underwriter that the Company will pay or cause to be paid the following: (i) the reasonable out-of-pocket accountable expenses incurred by the Underwriter in connection with the transactions contemplated hereby (regardless of whether the sale of the Notes is consummated), including, without limitation, disbursements, fees and expenses of the Underwriter's counsel and marketing, syndication and travel expenses; provided, however, that the Company's reimbursement obligation hereunder for (a) legal fees and expenses shall not exceed $100,000 (inclusive of the legal fees and expenses incurred in connection with securing any required review by FINRA and in connection with blue sky qualifications described in subsections (iv) and (vi)) and (b) non-legal fees and expenses shall not exceed $5,000; (ii) the fees, disbursements and expenses of the Company's counsel and accountants in connection with the registration of the Notes under the Act and all other expenses in connection with the preparation, printing and filing of the Registration Statement, any preliminary prospectus, any Permitted Free Writing Prospectus and the Prospectus and amendments and supplements thereto and the mailing and delivering of copies thereof to the Underwriter and dealers; (iii) the cost of printing or producing this Agreement, the Blue Sky Memorandum, closing documents (including any compilations thereof) and any other documents in connection with the offering, purchase, sale and delivery of the Notes; (iv) all expenses in connection with the qualification of the Notes for offering and sale under state securities laws as provided in Section 5(d) hereof (including the reasonable fees and expenses of blue sky counsel relating to such qualification) up to a maximum amount of $5,000; (v) the cost of obtaining all securities and regulatory approvals, including any required FINRA filing fees; (vi) the cost and charges of the Trustee (including its counsel); and (vii) all other costs and expenses incident to the performance of the Company's obligations hereunder which are not otherwise specifically provided for in this Section 6.
7. The Company covenants and agrees with the Underwriter that the Company will pay or cause to be paid the following: (i) any stamp and other duties and stock and other transfer taxes, if any, payable upon the sale of the Notes to the Underwriter, and (ii) the fees and disbursements of its counsel and other advisors in connection with the transactions contemplated hereby.
8. The obligations of the Underwriter hereunder, as to the Notes to be delivered at the Time of Delivery, shall be subject, in its discretion, to the condition that all representations and warranties and other statements of the Company herein are, at and as of such Time of Delivery, true and correct, the condition that the Company shall have performed in all material respects all of its obligations hereunder theretofore to be performed, and the following additional conditions:
(a) The Prospectus shall have been filed with the Commission pursuant to Rule 424(b) within the applicable time period prescribed for such filing by the rules and regulations under the Act and in accordance with Section 5(a) hereof (or a post-effective amendment shall have been filed and declared effective in accordance with the requirements of Rule 430A); the Final Term Sheet and any other material required to be filed by the Company pursuant to Rule 433(d) under the Act shall have been filed with the Commission within the applicable time periods prescribed in such filings by Rule 433; if the Company has elected to rely upon Rule 462(b), the Rule 462(b) Registration Statement shall have become effective by 10:00 p.m., Eastern Time, on the date of this Agreement; no stop order suspending the effectiveness of the Registration Statement or any part thereof shall have been issued and no proceeding for that purpose shall have been initiated or threatened by the Commission; all requests for additional information on the part of the Commission shall have been complied with to your reasonable satisfaction; and FINRA shall have raised no objection to the fairness and reasonableness of the underwriting terms and arrangements;
(b) The Underwriter shall have received satisfactory evidence of the good standing of the Company and its subsidiaries in their respective jurisdictions of organization and their good standing as foreign entities in such other jurisdictions as the Underwriter may reasonably request, in each case in writing or any standard form of telecommunication from the appropriate governmental authorities of such jurisdictions;
(c) Mayer Brown LLP, counsel for the Underwriter, shall have furnished to you their written opinion, dated such Time of Delivery, with respect to such matters as you may reasonably request, and such counsel shall have received such papers and information as they may reasonably request to enable them to pass upon such matters;
(d) Certilman Balin Adler & Hyman, LLP, counsel for the Company, shall have furnished to you their written opinion, dated such Time of Delivery, in form and substance reasonably satisfactory to you, to the effect set forth in Annex I-A hereto and to such further effect as you may reasonably request;
(e) Pastel & Rosen, LLP, special insurance counsel for the Company, shall have furnished to you their written opinion, dated such Time of Delivery, in form and substance reasonably satisfactory to you, to the effect set forth in Annex I-B hereto and to such further effect as you may reasonably request;
(f) On the date of the Prospectus, at a time prior to the execution of this Agreement, at 9:30 a.m., Eastern Time, on the effective date of any post-effective amendment to the Registration Statement filed subsequent to the date of this Agreement and also at the Time of Delivery, Marcum LLP, auditor of the Company, shall have furnished to you a letter or letters, dated the respective dates of delivery thereof, in form and substance reasonably satisfactory to you;
(g)  (i) Neither the Company nor any of its subsidiaries shall have sustained since the date of the latest audited financial statements included in each of the General Disclosure Package and the Prospectus any loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree, otherwise than as set forth or contemplated in the Prospectus (including in any documents incorporated therein by reference), and (ii) since the respective dates as of which information is given in each of the General Disclosure Package and the Prospectus, there shall not have been any change in the capital stock or long-term debt of the Company or any of its subsidiaries or any change, or any development involving a prospective change, in or affecting the general affairs, management, prospects, condition (financial or otherwise), shareholders' equity or results of operations of the Company and its subsidiaries, otherwise than as set forth or contemplated in each of the General Disclosure Package and the Prospectus (including in any documents incorporated therein by reference), the effect of which, in any such case described in subsection (i) or (ii) above, is in the judgment of the Underwriter so material and adverse as to make it impracticable or inadvisable to proceed with the public offering or the delivery of the Notes being delivered at such Time of Delivery on the terms and in the manner contemplated in each of the General Disclosure Package and the Prospectus;
(h) As of the date hereof, A.M. Best Company has assigned a financial strength rating of A- (Excellent) to the Insurance Subsidiary. On or after the date hereof and prior to the Time of Delivery (i) no downgrading or other negative development shall have occurred in the rating accorded the Company's or the Insurance Subsidiary's financial strength by A.M. Best Company or any other "nationally recognized statistical rating organization," as that term is defined by the Commission for purposes of Rule 436(g)(2) under the Act (whether or not such negative development has been publicly announced by A.M. Best Company), and (ii) no such organization shall have publicly announced that it has under surveillance or review, with possible negative implications, its rating of any of the Company's or the Insurance Subsidiary's financial strength;
(i) On or after the date hereof and prior to the Time of Delivery there shall not have occurred any of the following: (i) a suspension or material limitation in trading in securities generally on the New York Stock Exchange or on the Nasdaq Stock Market; (ii) a suspension or material limitation in trading in the Company's securities on the Nasdaq Stock Market; (iii) a general moratorium on commercial banking activities declared by either Federal or New York State authorities; or (iv) the outbreak or escalation of hostilities involving the United States or the declaration by the United States of a national emergency or war or a material adverse change in general economic, political or financial conditions, including without limitation as a result of terrorist activities after the date hereof (or the effect of international conditions on the financial markets in the United States shall be such), or any other calamity or crisis, if the effect of any such event specified in this subsection (iv) in the judgment of the Underwriter makes it impracticable or inadvisable to proceed with the public offering or the delivery of the Notes being delivered at such Time of Delivery on the terms and in the manner contemplated in the Prospectus;
(j) The Company shall have complied with the provisions of Section 5(e) hereof with respect to the furnishing of prospectuses on the Business Day next succeeding the date of this Agreement;
(k) The Company shall have furnished or caused to be furnished to you at such Time of Delivery certificates of officers of the Company satisfactory to you certifying that the representations and warranties of the Company herein at and as of such Time of Delivery are true and correct with the same force and effect as though expressly made at the Time of Delivery, that the Company has performed in all material respects all of its obligations hereunder to be performed at or prior to such Time of Delivery, that each of the conditions set forth in subsections (a) and (h) of this Section has been satisfied, that none of the events or circumstances contemplated by subsection (g) of this Section have occurred, and as to such other matters as you may reasonably request;
(l) At the Time of Delivery, the Global Notes shall be eligible for clearance, settlement and trading in book-entry form through the facilities of DTC;
(m) On the date of the Prospectus, at a time prior to the execution of this Agreement, at 9:30 a.m., Eastern Time, on the effective date of any post-effective amendment to the Registration Statement filed subsequent to the date of this Agreement and also at the Time of Delivery, the Company shall have furnished to you a certificate executed by the Company's President and Chief Executive Officer and the Company's Chief Financial Officer and Treasurer, in form and substance reasonably satisfactory to you, certifying to the representations set forth therein with respect to the circled financial information and data attached to such certificate; and
(n) At the Time of Delivery, counsel for the Underwriter shall have been furnished with such documents and opinions as they may reasonably require for the purpose of enabling them to pass upon the issuance and sale of the Notes as herein contemplated, or in order to evidence the accuracy of any of the representations or warranties, or the fulfillment of any of the conditions, herein contained; and all proceedings taken by the Company in connection with the issuance and sale of the Notes as herein contemplated shall be reasonably satisfactory in form and substance to the Underwriter and counsel for the Underwriter.
9. (a) (i) The Company shall indemnify and hold harmless the Underwriter against any losses, claims, damages or liabilities, joint or several, to which it may become subject, under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon an untrue statement or alleged untrue statement of a material fact contained in (A) any preliminary prospectus, the Registration Statement, the General Disclosure Package, the Prospectus or any individual Issuer-Represented Limited-Use Free Writing Prospectus, when considered together with the General Disclosure Package, or any amendment or supplement thereto, or (B) any materials or information provided to investors by, or with the approval of, the Company in connection with the marketing of the offering of the Notes, including any roadshow or investor presentations made to investors by the Company (whether in person or electronically), or, in each of cases (A) and (B), arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and will reimburse each such indemnified party for any legal or other expenses reasonably incurred by them in connection with investigating or defending any such action or claim as such expenses are incurred; provided, however, that the Company shall not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in any preliminary prospectus, the Registration Statement, the General Disclosure Package, the Prospectus or any individual Issuer-Represented Limited-Use Free Writing Prospectus or in any written materials provided to investors by the Underwriter in connection with the marketing of the offering of the Notes, including any roadshow or investor presentation made to investors (whether in person or electronically), when considered together with the General Disclosure Package, or any such amendment or supplement, in reliance upon and in conformity with information furnished to the Company by the Underwriter therein (provided that the Company and the Underwriter hereby acknowledge and agree that the only information that the Underwriter has furnished to the Company specifically for inclusion in any preliminary prospectus, the Registration Statement, the General Disclosure Package, the Prospectus or any individual Issuer-Represented Limited-Use Free Writing Prospectus, when considered together with the General Disclosure Package, or any amendment or supplement thereto, are (i) the name of the Underwriter and the principal amount of the Notes being purchased by the Underwriter hereby; (2) the concession and reallowance figures appearing in the Prospectus in the section entitled "Underwriting," (ii) the last sentence of the third paragraph in the section entitled "Underwriting" relating to the fact that the Underwriter may change the offering price and other selling terms, and (iii) the paragraphs in the section entitled "Underwriting" relating to stabilization transactions and syndicate covering transactions in which the Underwriter may engage and the effect that these transactions may have on the price of the Notes (collectively, the "Underwriter's Information").
(b) The Underwriter shall indemnify and hold harmless the Company against any losses, claims, damages or liabilities to which the Company may become subject, under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon an untrue statement or alleged untrue statement of a material fact contained in (A) any preliminary prospectus, the Registration Statement, the General Disclosure Package, the Prospectus, or any individual Issuer-Represented Limited-Use Free Writing Prospectus, when considered together with the General Disclosure Package, or any amendment or supplement thereto, or (B) any written materials provided to investors by the Underwriter in connection with the marketing of the offering of the Notes, including any roadshow or investor presentations made to investors by the Company (whether in person or electronically), which in each of cases (A) and (B), arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in any preliminary prospectus, the Registration Statement, the General Disclosure Package, the Prospectus or any individual Issuer-Represented Limited-Use Free Writing Prospectus or in any written materials provided to investors by the Underwriter in connection with the marketing of the Notes, including any roadshow or investor presentations made to investors by the Company (whether in person or electronically), when considered together with the General Disclosure Package, or any such amendment or supplement, in reliance upon and in conformity with information furnished to the Company by the Underwriter and used therein, provided that the Company and the Underwriter hereby acknowledge and agree that the only information that the Underwriter has furnished to the Company specifically for inclusion in any preliminary prospectus, the Registration Statement, the General Disclosure Package, the Prospectus or any individual Issuer-Represented Limited-Use Free Writing Prospectus, when considered together with the General Disclosure Package, or any amendment or supplement thereto, is the Underwriter's Information; and will reimburse the Company for any legal or other expenses reasonably incurred by the Company in connection with investigating or defending any such action or claim as such expenses are incurred.
(c) Promptly after receipt by an indemnified party under subsection (a) or (b) above of notice of the commencement of any action, such indemnified party shall, if a claim in respect thereof is to be made against the indemnifying party under such subsection, notify the indemnifying party in writing of the commencement thereof; but the omission so to notify the indemnifying party shall not relieve it from any liability which it may have to any indemnified party otherwise than under such subsection, except to the extent the indemnifying party is prejudiced in its ability to defend such action as a result of the omission to notify the indemnifying party. In case any such action shall be brought against any indemnified party and it shall notify the indemnifying party of the commencement thereof, the indemnifying party shall be entitled to participate therein and, to the extent that it shall wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel satisfactory to such indemnified party (who shall not, except with the consent of the indemnified party, be counsel to the indemnifying party), and, after notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, the indemnifying party shall not be liable to such indemnified party under such subsection for any legal expenses of other counsel or any other expenses, in each case subsequently incurred by such indemnified party, in connection with the defense thereof other than reasonable costs of investigation. No indemnifying party shall, without the written consent of the indemnified party, effect the settlement or compromise of, or consent to the entry of any judgment with respect to, any pending or threatened action or claim in respect of which indemnification or contribution may be sought hereunder (whether or not the indemnified party is an actual or potential party to such action or claim) unless such settlement, compromise or judgment (i) includes an unconditional release of the indemnified party from all liability arising out of such action or claim and (ii) does not include a statement as to or an admission of fault, culpability or a failure to act, by or on behalf of any indemnified party.
(d) If the indemnification provided for in this Section 9 is unavailable to or insufficient to hold harmless an indemnified party under subsection (a) or (b) above in respect of any losses, claims, damages or liabilities (or actions in respect thereof) referred to therein, then each indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities (or actions in respect thereof) in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand and the Underwriter on the other from the offering of the Notes. If, however, the allocation provided by the immediately preceding sentence is not permitted by applicable law or if the indemnified party failed to give the notice required under subsection (c) above, then each indemnifying party shall contribute to such amount paid or payable by such indemnified party in such proportion as is appropriate to reflect not only such relative benefits but also the relative fault of the Company on the one hand and the Underwriter on the other in connection with the statements or omissions which resulted in such losses, claims, damages or liabilities (or actions in respect thereof), as well as any other relevant equitable considerations. The relative benefits received by the Company on the one hand and the Underwriter on the other shall be deemed to be in the same proportion as the total net proceeds from the offering (before deducting expenses) received by the Company bear to the total underwriting discounts, fees and commissions received by the Underwriter, in each case as set forth in the table on the cover page of the Prospectus. The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company on the one hand or the Underwriter on the other and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The Company and the Underwriter agree that it would not be just and equitable if contributions pursuant to this subsection (d) were determined by pro rata allocation or by any other method of allocation which does not take account of the equitable considerations referred to above in this subsection (d). The amount paid or payable by an indemnified party as a result of the losses, claims, damages or liabilities (or actions in respect thereof) referred to above in this subsection (d) shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this subsection (d), the Underwriter shall not be required to contribute any amount in excess of the amount by which the total price at which the Notes underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages which the Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.
(e) The obligations of the Company under this Section 9 shall be in addition to any liability which the Company may otherwise have and shall extend, upon the same terms and conditions, to each person, if any, who controls (within the meaning of the Act) the Underwriter, or any of the respective partners, directors, officers and employees of the Underwriter or any such controlling person; and the obligations of the Underwriter under this Section 9 shall be in addition to any liability which the Underwriter may otherwise have and shall extend, upon the same terms and conditions, to each director of the Company solely in his or her capacity as a director, each officer of the Company who signs the Registration Statement, solely in his or her capacity as an officer, and to each person, if any, who controls the Company, within the meaning of the Act.
10. The respective indemnities, agreements, representations, warranties and other statements of the Company and the Underwriter, as set forth in this Agreement or made by or on behalf of them, respectively, pursuant to this Agreement, shall remain in full force and effect, regardless of any investigation (or any statement as to the results thereof) made by or on behalf of the Underwriter or any controlling person of the Underwriter, or the Company, or any officer or director or controlling person of the Company, and shall survive delivery of and payment for the Notes.
11. If for any reason, any Notes are not delivered by or on behalf of the Company as provided herein, the Company will reimburse the Underwriter for all out-of-pocket expenses, including fees and disbursements of counsel, reasonably incurred by the Underwriter in connection with the transactions contemplated hereby, including, without limitation, marketing, syndication and travel expenses incurred by the Underwriter in making preparations for the purchase, sale and delivery of the Notes not so delivered, but the Company shall then be under no further liability to the Underwriter except as provided in Sections 6 and 9 hereof.
12. The Company acknowledges and agrees that:
(a)
in connection with the sale of the Notes, the Underwriter has been retained solely to act as the underwriter of the Notes, and no fiduciary, advisory or agency relationship between the Company and the Underwriter has been created in respect of any of the transactions contemplated by this Agreement;

(b)
the price of the Notes set forth in this Agreement was established following discussions and arms-length negotiations between the Company and the Underwriter, and the Company is capable of evaluating and understanding and understands and accepts the terms, risks and conditions of the transactions contemplated by this Agreement;

(c)
it has been advised that the Underwriter and its affiliates are engaged in a broad range of transactions which may involve interests that differ from those of the Company and that the Underwriter has no obligation to disclose such interests and transactions to the Company by virtue of any fiduciary, advisory or agency relationship; and

(d)
it waives, to the fullest extent permitted by law, any claims it may have against the Underwriter for breach of fiduciary duty or alleged breach of fiduciary duty and agrees that the Underwriter shall have no liability (whether direct or indirect) to the Company in respect of such a fiduciary duty claim or to any person asserting a fiduciary duty claim on behalf of or in right of the Company, including shareholders, employees or creditors of the Company.

13. All statements, requests, notices and agreements hereunder shall be in writing, and if to the Underwriter shall be delivered or sent by mail or any standard form of telecommunication to 1251 Avenue of the Americas, 6th Floor, New York, NY 10020, Attention: General Counsel (fax: (212) 466-7796); and if to the Company shall be delivered or sent by mail or any standard form of telecommunication to the address of the Company set forth in the Registration Statement, Attention: Barry B. Goldstein (fax: (845) 853-1890). Any such statements, requests, notices or agreements shall take effect upon receipt thereof.
14. This Agreement shall be binding upon, and inure solely to the benefit of, the Underwriter, the Company and, to the extent provided in Sections 9 and 10 hereof, the officers and directors of the Company and each person who controls the Company or the Underwriter, and their respective heirs, executors, administrators, successors and assigns, and no other person shall acquire or have any right under or by virtue of this Agreement. No purchaser of any of the Notes from the Underwriter shall be deemed a successor or assign by reason merely of such purchase.
15. Time shall be of the essence of this Agreement.
16. This Agreement shall be governed by and construed in accordance with the laws of the State of New York.
17. This Agreement may be executed by any one or more of the parties hereto in any number of counterparts, each of which shall be deemed to be an original, but all such counterparts shall together constitute one and the same instrument.

If the foregoing is in accordance with your understanding, please sign and return to us four counterparts hereof, and upon the acceptance hereof by you, this letter and such acceptance hereof shall constitute a binding agreement between you and the Company.
Very truly yours,

KINGSTONE COMPANIES, INC.

By:  /s/ Victor Brodsky
Name: Victor Brodsky
Title: Chief Financial Officer

Accepted as of the date hereof:
SANDLER O'NEILL & PARTNERS, L.P.

By: Sandler O'Neill & Partners Corp.,
 the sole general partner

By: /s/ Robert A. Kleinert
 Name: Robert A. Kleinert
 Title: An Officer of the Corporation

SCHEDULE I
Investor Presentation, filed with the Commission on December 13, 2017
Final Term Sheet

SCHEDULE II

$30,000,000
5.50% Senior Unsecured Notes due 2022

This term sheet relates only to the securities described below and supplements and should be read together with the preliminary prospectus supplement dated December 13, 2017 and the accompanying prospectus (including the documents incorporated by reference therein) relating to those securities. Capitalized terms used in this term sheet but not defined have the meanings given to them in such preliminary prospectus supplement.

Issuer:	Kingstone Companies, Inc. ("Kingstone")

Type of Security:	Senior Unsecured Notes (the "Notes")

Principal Amount Offered:	$30,000,000

Ratings:

A rating is not a recommendation to buy, sell or hold securities. Ratings may be subject to revision or withdrawal at any time by the assigning rating organization. Each rating agency has its own methodology for assigning ratings and, accordingly, each rating should be evaluated independently of any other rating.

Trade Date:	December 14, 2017

Settlement Date (T+3):	December 19, 2017

Maturity Date:	December 30, 2022

Interest Rate:	5.50%
Issue Price:	99.456%

Yield to Investors:	5.625%

Interest Payment Dates:	June 30 and December 30 of each year, beginning on June 30, 2018
Day Count Convention:	30/360

Denominations:	$1,000 denominations and $1,000 integral multiples

Use of Proceeds:
Kingstone intends to use the net proceeds from the offering primarily to support organic growth, including contributions to Kingstone Insurance Company. Remaining funds will be utilized for general corporate purposes.

Optional Redemption:
Kingstone may redeem some or all of the Notes at any time, or from time to time, at a redemption price equal to the greater of (1) 100% of the principal amount of the Notes to be redeemed or (2) the sum of the present values of the remaining scheduled payments of principal and interest (exclusive of accrued and unpaid interest to the date of redemption) on the Notes to be redeemed, discounted to the redemption date on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) using the applicable Treasury Rate plus 50 basis points, plus, in each case, accrued and unpaid interest to, but excluding, the redemption date.

Events of Default; remedies:	The Notes will contain events of default, the occurrence of which may result in the acceleration of Kingstone's obligations under the notes in certain circumstances.
Certain Covenants:

The Notes will be issued under an indenture and supplemental indenture (collectively, the "Indenture") to be dated as of the issuance date between Kingstone and the Trustee. The Indenture contains covenants that, among other things, limit: (i) the ability of Kingstone to merge or consolidate, or lease, sell, assign or transfer all or substantially all of its assets; (ii) the ability of Kingstone to sell or otherwise dispose of the equity securities of certain of its subsidiaries; (iii) the ability of certain of Kingstone's subsidiaries to issue equity securities; (iv) the ability of Kingstone to permit certain of its subsidiaries to merge or consolidate, or lease, sell, assign or transfer all or substantially all of their respective assets; and (v) the ability of Kingstone and its subsidiaries to incur debt secured by equity securities of certain of its subsidiaries.

Further Issuances:

Kingstone may, from time to time, without notice to or consent of the holders, increase the aggregate principal amount of the Notes outstanding by issuing additional Notes in the future with the same terms as the Notes, except for the issue date and offering price, and such additional Notes shall be consolidated with the Notes issued in this offering and form a single series.

Trustee:	Wilmington Trust, National Association
CUSIP/ISIN:	496719 AA3/ US496719AA34

Sole Book-Running Manager:	Sandler O'Neill + Partners, L.P.

The Issuer has filed a registration statement (including a prospectus supplement) on Form S-3 (File No. 333-221615) with the Securities and Exchange Commission (the "SEC") for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and the other documents the Issuer has filed with the SEC for more complete information about the Issuer and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, you can request the prospectus by calling Sandler O'Neill at (866) 805-4128.

ANNEX I-A
Opinion of Certilman Balin Adler & Hyman, LLP
(i) The Company has been duly incorporated and is validly existing as a corporation under the laws of the State of Delaware.
(ii) The Company has the corporate power and authority to own, lease and operate its properties and to conduct its business as described in the Registration Statement, the General Disclosure Package and the Prospectus and to enter into and perform its obligations under this Agreement.
(iii) The Company has been duly qualified as a foreign corporation for the transaction of business and is in good standing under the laws of the State of New York, such state being the only jurisdiction in which, to such counsel's knowledge, after due inquiry, the Company owns or leases properties or conducts any business so as to require such qualification, or is subject to any liability or disability by reason of failure to be so qualified in any jurisdiction, except where such failure to be so qualified would not have a Material Adverse Effect.
(iv) Each of the Subsidiaries either has been duly organized and is validly existing and in good standing under the laws of the jurisdiction of its organization, with power and authority (corporate and other) to own its properties and conduct its business as described in the Prospectus, and has been duly qualified as a foreign corporation for the transaction of business and is in good standing under the laws of each other jurisdiction in which, to such counsel's knowledge, after due inquiry, it owns or leases properties or conducts any business so as to require such qualification, or is subject to no material liability or disability by reason of the failure to be so qualified in any such jurisdiction; to such counsel's knowledge, after due inquiry, all of the issued and outstanding capital stock or membership interests of each of the Subsidiaries has been duly authorized and validly issued and is fully paid and nonassessable and is owned, directly or through other subsidiaries of the Company, by the Company free and clear of any pledge, lien, encumbrance, claim or equity known to us, after due inquiry.
(v) To such counsel's knowledge, based solely on the Title Report, 15 Joys Lane owns the real properties located at 15 Joys Lane, Kingston, New York and 9 Joys Lane, Kingston, New York, in each case free and clear of all liens, encumbrances and defects except such as are described in the Prospectus (including in any documents incorporated by reference therein) or the Title Report, or such as do not materially affect the value of such properties and do not interfere with the use made and proposed to be made of such properties by 15 Joys Lane; to such counsel's knowledge, after due inquiry, neither the Company nor any of the other Subsidiaries owns or leases any real property; and, to such counsel's knowledge, based solely on the Lien/Judgment Report, the personal property material to the respective businesses of the Company and the Subsidiaries is held by them free and clear of all liens, encumbrances, claims and defects except as set forth in the Lien/Judgment Report.
(vi) Except as disclosed in the Prospectus (including in any documents incorporated by reference therein), to such counsel's knowledge, after due inquiry, (A) neither the Company nor any of the Subsidiaries has received any communication from any Governmental Entity asserting that the Company or any of the Subsidiaries is not in compliance with any statute, law, rule, regulation, decision, directive or order; (B) there is no action, suit, investigation or proceeding before or by any Governmental Entity now pending or threatened or contemplated against or affecting the Company or any of the Subsidiaries that (I) is required to be disclosed in the Registration Statement and not disclosed therein, (II) could result, individually or in the aggregate, in any Material Adverse Effect, (III) could materially and adversely affect the properties, assets or leasehold interests of the Company and the Subsidiaries, considered as one enterprise, or (IV) could adversely affect the consummation of the transactions contemplated in this Agreement; and (C) all pending legal or governmental proceedings known to us, after due inquiry, to which the Company or any of the Subsidiaries is a party or of which any of their property is the subject, which are not described in the Registration Statement, including ordinary routine litigation incidental to their respective businesses, either individually or in the aggregate, would not have a Material Adverse Effect.
(vii) The Company has taken all corporate action required to authorize its execution, delivery and performance of this Agreement, the Notes and the Indenture. This Agreement, the Notes and the Indenture have each been duly authorized, executed and delivered by or on behalf of the Company, and constitute the valid and binding obligations of the Company in accordance with the terms thereof.
(viii) The execution and delivery of this Agreement and the Indenture, the issue and sale of the Notes being delivered at the Time of Delivery by the Company and the compliance by the Company with all of the provisions of this Agreement and the consummation of the transactions contemplated thereby will not conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument known to us to which the Company or any of the Subsidiaries is a party or by which the Company or any of the Subsidiaries is bound or to which any of the property or assets of the Company or any of the Subsidiaries is subject, nor will such action result in any violation of the provisions of the certificate of incorporation or by-laws of the Company or any statute or any order, rule or regulation known to us of any court or Governmental Entity (other than the New York Department of Financial Services and other Governmental Entities charged with the supervision or regulation of insurance companies and/or premium finance companies (hereinafter collectively and together with the New York Department of Financial Services, "Regulatory Governmental Entities")).
(ix) No consent, approval, authorization, order, registration or qualification of or with any court or Governmental Entity (other than a Regulatory Governmental Entity) is required pursuant to any statute or any order, rule or regulation known to us of any court or Governmental Entity (other than a Regulatory Governmental Entity) for the delivery of this Agreement or the Indenture or the issue and sale of the Notes or the consummation by the Company of the transactions contemplated by this Agreement, except the registration under the Act of the Notes, and except as may be required under the rules and regulations of FINRA and/or the Nasdaq Stock Market and such consents, approvals, authorizations, registrations or qualifications as may be required under state securities or blue sky laws in connection with the purchase and distribution of the Notes by the Underwriter.
(x) To such counsel's knowledge, after due inquiry, neither the Company nor any of the Subsidiaries is in violation of its certificate of incorporation or charter (as applicable) or bylaws, or, to such counsel's knowledge, in default in the performance or observance of any material obligation, agreement, covenant or condition contained in any indenture, mortgage, deed of trust, loan agreement, lease or other agreement or instrument known to us to which it is a party or by which it or any of its properties may be bound.
(xi) The statements set forth in the Prospectus under the caption "Description of the Notes", insofar as they purport to constitute a summary of the terms of the Notes and under the caption "Underwriting", insofar as they purport to describe the provisions of the laws and documents referred to therein, are accurate and complete in all material respects.
(xii) The execution, delivery and performance of this Agreement and the consummation of the transactions contemplated in this Agreement and in the Registration Statement, the General Disclosure Package and the Prospectus (including the issuance and sale of the Notes, the execution and delivery of the Indenture and the use of the proceeds from the sale of the Notes as described in the Prospectus under the caption "Use Of Proceeds") and compliance by the Company with its obligations under this Agreement do not and will not, whether with or without the giving of notice or lapse of time or both, conflict with or constitute a breach of, or default or Repayment Event under or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Company or any Subsidiary pursuant to any contract, indenture, mortgage, deed of trust, loan or credit agreement, note, lease or any other agreement or instrument known to us to which the Company or any Subsidiary is a party or by which it or any of them may be bound, or to which any of the property or assets of the Company or any Subsidiary is subject (except for such conflicts, breaches, defaults or Repayment Events or liens, charges or encumbrances that would not have a Material Adverse Effect), nor will such action result in any violation of the provisions of the certificate of incorporation or charter (as applicable) or by-laws of the Company or any Subsidiary, or any applicable law, statute, rule, regulation, judgment, order, writ or decree known to us of any Governmental Entity (other than a Regulatory Governmental Entity).
(xiii) To such counsel's knowledge, (A) each of the Company and the Subsidiaries possesses all Governmental Licenses (other than those issued by Regulatory Governmental Entities) and have made all filings, applications and registrations with all Governmental Entities (other than Regulatory Governmental Entities) that are required in order to permit the Company or such Subsidiary to conduct its business as presently conducted, except where the failure to possess such Governmental License or to have made such filing, application or registration would not, individually or in the aggregate, have a Material Adverse Effect; (B) all of such Governmental Licenses are valid and in full force and effect, except where the invalidity of such Governmental Licenses to be in full force and effect, individually or in the aggregate, would not have a Material Adverse Effect; and (C) neither the Company nor any of the Subsidiaries has received any notice of proceedings relating to the revocation or modification of any such Governmental Licenses which, individually or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would result in a Material Adverse Effect.
(xiv) The Registration Statement has been declared effective by the Commission under the Act and the rules and regulations of the Commission thereunder; any required filing of the Prospectus pursuant to Rule 424(b) has been made in the manner and within the time period required by Rule 424(b) (without reference to Rule 424(b)(8)); any required filing of each Issuer-Represented Free Writing Prospectus pursuant to Rule 433 has been made in the manner and within the time period required by Rule 433(d); and, to such counsel's knowledge, (A) no stop order suspending the effectiveness of the Registration Statement or any Rule 462(b) Registration Statement has been issued under the Act; (B) no order preventing or suspending the use of any preliminary prospectus, any Issuer-Represented Free Writing Prospectus or the Prospectus has been issued and (C) no proceedings for any such purpose have been instituted or are pending or threatened by the Commission or any other Governmental Entity.
(xv) To such counsel's knowledge, except as described in the Registration Statement, the Prospectus and the General Disclosure Package (including in any documents incorporated by reference therein), neither the Company nor any of the Subsidiaries is a party to or subject to any order, decree, agreement, memorandum of understanding or similar arrangement with, or a commitment letter, supervisory letter or similar submission to, any Governmental Entity charged with the supervision or regulation of insurance companies or the supervision or regulation of it or any of the Subsidiaries and neither the Company nor any of the Subsidiaries has been advised by any such Governmental Entity that such Governmental Entity is contemplating issuing or requesting (or is considering the appropriateness of issuing or requesting) any such order, decree, agreement, memorandum of understanding, commitment letter, supervisory letter or similar submission.
(xvi) The Company is not, and after giving effect to the offering and sale of the Notes, will not be, an "investment company" or an entity "controlled" by an "investment company", as such terms are defined in the Investment Company Act.
(xvii) The documents incorporated by reference in the Prospectus (other than the financial statements, related schedules therein and other financial data, as to which we express no opinion), when they were filed with the Commission, complied as to form in all material respects with the requirements of the Securities Exchange Act of 1934, as amended, and the rules and regulations of the Commission thereunder; and we have no reason to believe that any such documents (other than the financial statements, related schedules therein and other financial data, as to which we express no opinion), when such documents were so filed, contained an untrue statement of a material fact or omitted to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made when such documents were so filed, not misleading.
(xviii) The Registration Statement and the Prospectus and any further amendments and supplements thereto made by the Company prior to the Time of Delivery (other than the financial statements, related schedules therein and other financial data, as to which we express no opinion) comply as to form in all material respects with the requirements of the Act and the rules and regulations thereunder; and we do not know of any contracts or other agreements of a character required to be incorporated by reference into the Prospectus or required to be filed as an exhibit to the Registration Statement or required to be described in the Registration Statement or Prospectus which are not filed or incorporated by reference or described as required.
(xix) Except as described in the Registration Statement, to such counsel's knowledge, there are no persons with registration rights or other similar rights to have any securities registered pursuant to the Registration Statement or otherwise registered by the Company under the Act.
(xx) To such counsel's knowledge, after due inquiry, the Company is in compliance in all material respects with the applicable provisions of the Sarbanes-Oxley Act, the rules and regulations of the Commission thereunder and the corporate governance and other rules and regulations of the Nasdaq Stock Market.
In addition, such counsel shall state that nothing has come to such counsel's attention that would lead us to believe that the Registration Statement or any amendment thereto (except for financial statements and schedules and other financial data included or incorporated by reference therein or omitted therefrom, as to which we make no statement), at the time such Registration Statement or any such amendment became effective, or that the General Disclosure Package as of the Applicable Time, contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading or that the Prospectus or any further amendment or supplement thereto (except for financial statements and schedules and other financial data included therein, as to which we make no statement), at the time the Registration Statement became effective and at the Time of Delivery, included or includes an untrue statement of a material fact or omitted or omits to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

ANNEX I-B
Opinion of Pastel & Rosen, LLP
(i)
To such counsel's knowledge, each of the Company and its subsidiaries possesses all Governmental Licenses and have made all filings, applications and registrations with all Governmental Entities that are required in order to permit the Company or such subsidiary to conduct its business as presently conducted, except where the failure to possess such Governmental License or to have made such filing, application or registration would not, individually or in the aggregate, have a Material Adverse Effect; all of the Governmental Licenses are valid and in full force and effect, except where the invalidity of such Governmental Licenses to be in full force and effect, individually or in the aggregate, would not have a Material Adverse Effect; and neither the Company nor any of its subsidiaries has received any notice of proceedings relating to the revocation or modification of any such Governmental Licenses which, individually or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would result in a Material Adverse Effect.

(ii)
To such counsel's knowledge, except as described in the Registration Statement, the Prospectus and the General Disclosure Package (including in any documents incorporated therein by reference), neither the Company nor any of its subsidiaries is a party to or subject to any order, decree, agreement, memorandum of understanding or similar arrangement with, or a commitment letter, supervisory letter or similar submission to, any Governmental Entity charged with the supervision or regulation of insurance companies or the supervision or regulation of it or any of its subsidiaries and neither the Company nor any of its subsidiaries has been advised by any such Governmental Entity that such Governmental Entity is contemplating issuing or requesting (or is considering the appropriateness of issuing or requesting) any such order, decree, agreement, memorandum of understanding, commitment letter, supervisory letter or similar submission.

(iii)
The statements set forth in the Company's Annual Report on Form 10-K for the year ended December 31, 2016 under "Item 1. Business—Government Regulation", insofar as they purport to describe the provisions of the laws referred to therein, are accurate and complete as of the filing of the annual report.

(iv)
The Insurance Subsidiary has been duly organized and is validly existing as a corporation in good standing under the laws of the jurisdiction of its organization, with power and authority (corporate and other) to own its properties and conduct its business as described in the Prospectus, and has been duly qualified as a foreign corporation for the transaction of business and is in good standing under the laws of each other jurisdiction in which it owns or leases properties or conducts any business so as to require such qualification, or is subject to no material liability or disability by reason of the failure to be so qualified in any such jurisdiction; all of the issued and outstanding capital stock of the Insurance Subsidiary has been duly authorized and validly issued and is fully paid and nonassessable and is owned, directly or through other subsidiaries of the Company, by the Company free and clear of any pledge, lien, encumbrance, claim or equity known to such counsel, after due inquiry.

(v)
Except as disclosed in the Prospectus (including in any documents incorporated by reference therein), to the knowledge of such counsel, after due inquiry, the Insurance Subsidiary is conducting its business in compliance in all material respects with all laws, rules, regulations, decisions, directives and orders (including, without limitation, all regulations and orders of, or agreements, including Regulatory Agreements (as defined in this Agreement) with the New York Department of Financial Services).

(vi)
The execution and delivery of this Agreement and the Indenture, the issue and sale of the Notes being delivered at such Time of Delivery by the Company and the compliance by the Company with all of the provisions of this Agreement and the consummation of the transactions herein contemplated will not conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under statute or any order, rule or regulation known to such counsel of the New York Department of Financial Services.

(vii)
Any consent, approval, authorization, order, registration or qualification of or with the New York Department of Financial Services is required for the delivery of this Agreement or the issue and sale of the Notes or the consummation by the Company of the transactions contemplated by this Agreement has been obtained.

(viii)
The execution, delivery and performance of this Agreement and the consummation of the transactions contemplated in this Agreement and in the Registration Statement, the General Disclosure Package and the Prospectus (including the issuance and sale of the Notes, the execution and delivery of the Indenture and the use of the proceeds from the sale of the Notes as described in the Prospectus under the caption "Use Of Proceeds") and compliance by the Company with its obligations under this Agreement do not and will not, whether with or without the giving of notice or lapse of time or both, result in any violation of the provisions of the charter or by laws of the Insurance Subsidiary, or any applicable law, statute, rule, regulation, judgment, order, writ or decree, known to us, of the New York Department of Financial Services.

In addition, such counsel shall state that nothing has come to such counsel's attention that would lead us to believe that the Registration Statement or any amendment thereto (except for financial statements and schedules and other financial data included or incorporated by reference therein or omitted therefrom, as to which we need make no statement), at the time such Registration Statement or any such amendment became effective, or that the General Disclosure Package as of the Applicable Time, contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading or that the Prospectus or any further amendment or supplement thereto (except for financial statements and schedules and other financial data included therein, as to which counsel need make no statement), at the time the Registration Statement became effective and at such Time of Delivery, included or includes an untrue statement of a material fact or omitted or omits to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.